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                                   Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the prospectus constituting a part of this Registration Statement on Form SB-2 of our report dated October 23, 2002, relating to the consolidated financial statements of Non-Invasive Monitoring Systems, Inc. which appears in such Prospectus. We also consent to reference to us under the heading "Experts" in such Prospectus.

                                      /s/ Gerson, Preston, Robinson & Co., P.A.
                                         CERTIFIED PUBLIC ACCOUNTANTS

December 9, 2002                            CERTIFIED PUBLIC ACCOUNTANTS
Miami Beach, Florida